Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132747

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
100% Principal Protection Notes Linked to an Asian Currency Basket	$7,101,140	$279.07
PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

100% Principal Protection Notes
UBS AG $7,101,140 Notes linked to an Asian Currency Basket due
January 29, 2010

Issuer:	UBS AG

Settlement/Issue Date:	January 31, 2008

Maturity Date:	January 29, 2010 (investment term of two years).

Initial Minimum Investment:	$1,000 (equal to 100 $10.00 Notes), and denominations of $10.00 thereafter.

Coupon:	We will not pay you interest during the term of the Notes.

Basket:	The basket (the “Basket”) is composed of four spot rates (each, a “Basket Rate” and, collectively, the “Basket Rates”). The Basket Rates, their weightings in the Basket and the initial spot rate for each Basket Rate on January 28, 2008 (the “trade date”) at 10:00 p.m., New York time, are as follows:

Basket Rates	Weight	Initial spot rate on the trade date

USD/IDR spot rate	25.00%	9335.40
USD/INR spot rate	25.00%	39.39
USD/CNY spot rate	25.00%	7.1970
USD/PHP spot rate	25.00%	40.70

The USD/IDR spot rate expresses the amount in Indonesian rupiah that can be exchanged for one U.S. dollar.

The USD/INR spot rate expresses the amount in Indian rupees that can be exchanged for one U.S. dollar.

The USD/CNY spot rate expresses the amount in Chinese renminbi that can be exchanged for one U.S. dollar.

The USD/PHP spot rate expresses the amount in Philippine pesos that can be exchanged for one U.S. dollar.

Participation Rate:	145%

Payment at Maturity:	You will receive a payment at maturity that is based on the Basket Ending Level relative to the Basket Starting Level:

†	For each Note, if the Basket Return (as defined below) is positive, you will receive 100% of your principal amount plus an additional amount based on the Basket Return multiplied by the Participation Rate, calculated as follows: $10 + [$10 x Participation Rate x Basket Return]. This occurs if, over the term of the Notes, the underlying currencies have appreciated in the aggregate against the U.S. dollar.

†	For each Note, if the Basket Return is zero or negative, you will receive 100% of your principal amount.

The Basket Return reflects the change in the value of the Basket over the term of the Notes. You will receive a payment at maturity in excess of the principal amount of your Notes only if the Basket Return is positive as of January 27, 2010 (the “final valuation date”).

For a description of how your payment at maturity will be calculated, see “How will your payment at maturity be calculated?” beginning on page S-5 and “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

Basket Return:	An amount expressed as a percentage equal to:	Basket Ending Level – Basket Starting Level Basket Starting Level

Basket Starting Level:	100

Basket Ending Level:	The Basket Ending Level will be calculated as follows: 100 x (1 + (0.25 x IDR Spot Rate Return) + (0.25 x INR Spot Rate Return) + (0.25 x CNY Spot Rate Return) + (0.25 x PHP Spot Rate Return))

Spot Rate Return:	See “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

Booking Branch:	UBS AG, Jersey Branch

Calculation Agent:	UBS Securities LLC

CUSIP Number:	902623230

ISIN Number:	US9026232309

See “Risk Factors” beginning on page S-9 for risks related to an investment in the Notes.

Principal Protection applies only if the Notes are held to maturity.

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The securities offered hereby are classified by UBS as a Protection Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on S-4.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Note	$ 10.00	$ 0.20	$ 9.80
Total	$7,101,140	$142,022.80	$6,959,117.20

UBS Financial Services Inc.	UBS Investment Bank

Prospectus Supplement dated January 28, 2008

Prospectus Supplement Summary

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Principal-Protected Securities?

The 100% Principal Protection Notes (the “Notes”) are medium-term notes issued by UBS whose return is linked to a basket (the “Basket”), offering 100% principal protection plus an additional amount equal to your principal amount multiplied by 145% (the “Participation Rate”) times the Basket Return for every 1% that the Basket Return exceeds 0% for the period between January 28, 2008 (the “trade date”) at 10:00 p.m., New York time, and January 27, 2010 (the “final valuation date”) (such period being the “term of the Notes”). The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of four spot rates (the “Basket Rates”). The Basket Rates, their relative weightings in the Basket and the initial spot rate for each of the Basket Rates are set forth below:

Basket Rates	Weight	Initial spot rate on the trade date

USD/IDR spot rate	25.00%	9335.40
USD/INR spot rate	25.00%	39.39
USD/CNY spot rate	25.00%	7.1970
USD/PHP spot rate	25.00%	40.70

The USD/IDR spot rate expresses the amount in Indonesian rupiah (“IDR”) that can be exchanged for one U.S. dollar (“USD”). The USD/INR spot rate expresses the amount in Indian rupees (“INR”) that can be exchanged for one U.S. dollar. The USD/CNY spot rate expresses the amount in Chinese renminbi (“CNY”) that can be exchanged for one U.S. dollar. The USD/PHP spot rate expresses the amount in Philippine pesos (“PHP”) that can be exchanged for one U.S. dollar. The initial values of the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate (the “Initial USD/IDR Spot Rate”, the “Initial USD/INR Spot Rate”, the “Initial USD/CNY Spot Rate” and the “Initial USD/PHP Spot Rate”, respectively) as determined by the calculation agent on the trade date and equal the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate, respectively, on such date in the interbank spot market as observed through trades through Electronic Broking Services, Reuters Dealing 3000 and various voice brokers.

You will receive a payment at maturity that is based on the Basket Return, which measures the change in the value of the Basket over the term of the Notes, as described below:

†	For each Note, if the Basket Return (as defined below) is positive, you will receive 100% of your principal amount plus an additional amount equal to the Basket Return multiplied by the Participation Rate, calculated as follows:
$10 + [$10 x Participation Rate x Basket Return]
†	For each Note, if the Basket Return is zero or negative, you will receive 100% of your principal amount.

The Basket Starting Level is 100 and the Basket Ending Level will be calculated as follows:
100 x (1 + (0.25 x IDR Spot Rate Return) + (0.25 x INR Spot Rate Return) + (0.25 x CNY Spot Rate Return) + (0.25 x PHP Spot Rate Return))

The return on each Basket Rate will be based on the appreciation or depreciation in the value of such Basket Rate over the term of the Notes. For further information concerning the calculation of the return of each Basket Rate and of the payment at maturity, see “How will your payment at maturity be calculated?” beginning on page S-5 and “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

S-1

The “Basket Return” measures the change in the values of the Basket Rates over the term of the Notes and is expressed as follows:

Basket Return =	Basket Ending Level — Basket Starting Level Basket Starting Level

We will not pay you interest during the term of the Notes.

For a description of how your payment at maturity will be calculated, see “How will your payment at maturity be calculated?” beginning on page S-5 and “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

Selected Purchase Considerations

†	Growth Potential—The Notes, if held to maturity, provide the opportunity to participate in possible increases in the value of the Basket as expressed by changes in the Basket Rates. In addition to your principal amount, you will receive an additional amount at maturity based on the Participation Rate and the Basket Return. If you sell the Notes prior to maturity, you will be exposed to fluctuations in the values of the Basket Rates without the benefit of principal protection.
†	Principal Protection—At maturity, you will receive at least 100% of your principal amount, or $10 per $10 principal amount of the Notes, even if the Basket Return is zero or negative.
†	U.S. dollar denominated—The Notes trade and are settled in the U.S. market in U.S. dollars.

What are some of the risks of the Notes?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the “Risk Factors” section of this prospectus supplement beginning on page S-9 and the “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” section of the accompanying prospectus beginning on page 62.

†	No interest payments—You will not receive any periodic interest payments on the Notes.
†	The amount you receive at maturity may result in a yield that is less than the yield on a standard debt security of comparable maturity—The amount you receive at maturity may result in a yield that is less than the return you could earn on other investments. For example, your yield may be lower than the yield you would earn if you bought a standard United States dollar-denominated senior non-callable debt security of UBS with the same stated maturity date.
†	Principal protection only if you hold the Notes to maturity—If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount, and you will not have the benefit of principal protection from any decline in the value of the Basket as expressed by changes in the Basket Rates. You should be willing to hold your Notes to maturity.
†	There may be little or no secondary market for the Notes—We do not intend to list the Notes on any stock exchange, and there can be no assurances that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

The Notes may be a suitable investment for you if:

†	You believe that the values of the currencies in the Basket will increase relative to the U.S. dollar over the term of the Notes.
†	You seek an investment that offers principal protection when the Notes are held to maturity.
†	You are willing to hold the Notes to maturity and are aware that there may be little or no secondary market for the Notes.

S-2

†	You seek an investment with a return linked to the Basket Rates.
†	You do not seek current income from this investment.
†	You are willing to invest in the Notes based on the Participation Rate.

The Notes may not be a suitable investment for you if:

†	You do not seek exposure to the Indonesian rupiah, the Indian rupee, the Chinese renminbi and the Philippine peso currencies.
†	You believe that the values of currencies in the Basket will decrease relative to the U.S. dollar over the term of the Notes.
†	You seek current income from your investment.
†	You prefer the lower risk, and, therefore, accept the potentially lower returns, of non-structured fixed income investments with comparable maturities and credit ratings.
†	You seek an investment for which there will be an active secondary market.
†	You are unable or unwilling to hold the Notes until maturity.

What are the Indonesian rupiah, Indian rupee, Chinese renminbi and Philippine peso?

The Indonesian rupiah is the official currency of Indonesia. The Indian rupee is the official currency of India. The Chinese renminbi is the official currency of the People’s Republic of China. The Philippine peso is the official currency of the Philippines. We have obtained information in this prospectus supplement relating to the Indonesian rupiah, Indian rupee, Chinese renminbi and Philippine peso from public sources without independent verification.

What does the Basket Return reflect?

The Basket is composed of the Basket Rates, each of which is given equal weight in determining the value of the Basket. The Basket Return reflects the change in the value of the Basket over the term of the Notes. In order to calculate the Basket Ending Level, the calculation agent on the final valuation date will determine the difference between the final spot rate and the initial spot rate for each of the Basket Rates, calculate the return for each of the Basket Rates (whether positive or negative) and aggregate those returns to obtain the Basket Ending Level as described in greater detail below. See “How will your payment at maturity be calculated?” beginning on page S-5.

What are the tax consequences of the Notes?

The Notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. Under this treatment, if you are a U.S. Holder, regardless of your method of tax accounting, in each taxable year you will be required to accrue as ordinary income amounts based on the “comparable yield” of the Notes (as described herein under “Supplemental U.S. Tax Considerations”), as determined by us. In addition, any gain recognized upon sale, exchange or retirement of a Note generally will be treated as ordinary interest income for U.S. federal income tax purposes. Generally, there will be no withholding tax on amounts paid to a non-U.S. Holder, provided certain certification requirements are satisfied. See the section herein entitled “Supplemental U.S. Tax Considerations” for additional discussion of the U.S. federal income tax treatment of the ownership and disposition of the Notes.

Please see the accompanying prospectus for a discussion of certain Swiss tax considerations relating to the Notes.

S-3

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

†	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
†	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
†	Performance Strategies are structured to be strategic alternative to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
†	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

S-4

How will your payment at maturity be calculated?

Your payment at maturity will depend on the Basket Ending Level relative to the Basket Starting Level.

†	If the Basket Ending Level is less than or equal to the Basket Starting Level of 100, you will receive $10 for each $10 principal amount of your Notes. Even if the Basket Ending Level is substantially less than the Basket Starting Level, you will receive this amount at maturity.

†	If the Basket Ending Level is higher than the Basket Starting Level, the following steps are necessary to calculate your payment at maturity:

Step 1: Calculate the Spot Rate Return for each of the Basket Rates.

The IDR Spot Rate Return is the difference between the Initial USD/IDR Spot Rate and the USD/IDR spot rate on the final valuation date (the “Final USD/IDR Spot Rate”) relative to the Initial USD/IDR Spot Rate, expressed as a percentage calculated as follows:

IDR Spot Rate Return =	Initial USD/IDR Spot Rate – Final USD/IDR Spot Rate Initial USD/IDR Spot Rate

An increase in the value of the Indonesian rupiah relative to the U.S. dollar is expressed as a decrease in the USD/IDR spot rate.

The INR Spot Rate Return is the difference between the Initial USD/INR Spot Rate and the USD/INR spot rate on the final valuation date (the “Final USD/INR Spot Rate”) relative to the Initial USD/INR Spot Rate, expressed as a percentage calculated as follows:

INR Spot Rate Return =	Initial USD/INR Spot Rate – Final USD/INR Spot Rate Initial USD/IDR Spot Rate

An increase in the value of the Indian rupee relative to the U.S. dollar is expressed as a decrease in the USD/INR spot rate.

The CNY Spot Rate Return is the difference between the Initial USD/CNY Spot Rate and the USD/CNY spot rate on the final valuation date (the “Final USD/CNY Spot Rate”) relative to the Initial USD/CNY Spot Rate, expressed as a percentage calculated as follows:

CNY Spot Rate Return =	Initial USD/CNY Spot Rate – Final USD/CNY Spot Rate Initial USD/CNY Spot Rate

An increase in the value of the Chinese renminbi relative to the U.S. dollar is expressed as a decrease in the USD/CNY spot rate.

The PHP Spot Rate Return is the difference between the Initial USD/PHP Spot Rate and the USD/PHP spot rate on the final valuation date (the “Final USD/PHP Spot Rate”) relative to the Initial USD/PHP Spot Rate, expressed as a percentage calculated as follows:

PHP Spot Rate Return =	Initial USD/PHP Spot Rate – Final USD/PHP Spot Rate Initial USD/PHP Spot Rate

An increase in the value of the Philippine peso relative to the U.S. dollar is expressed as a decrease in the USD/PHP spot rate.

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level will be calculated as follows: 100 x (1 + (0.25 x IDR Spot Rate Return) + (0.25 x INR Spot Rate Return) + (0.25 x CNY Spot Rate Return) + (0.25 x PHP Spot Rate Return))

Step 3: Calculate the Basket Return

Basket Return =	Basket Ending Level – Basket Starting Level Basket Starting Level

S-5

Step 4: Calculate the Adjusted Payout Percentage

Adjusted Payout Percentage = 100% + (Participation Rate x Basket Return)

Step 5: Calculate the payment at maturity.

Payment at maturity = Adjusted Payout Percentage x principal amount of your Notes

How do the Notes perform at Maturity?

Hypothetical Examples

Assumptions:

Initial Investment Level:	$1,000
Basket Starting Level:	100
Participation Rate:	145%
Principal Protection:	100%
Investment Term:	Two years

BREAKEVEN OUTCOMES:

Example 1—The Basket Ending Level is 91 on the final valuation date, below the Basket Starting Level of 100

If the Basket Ending Level is less than the Basket Starting Level of 100, 100% of your investment is protected.

Your total payment at maturity would therefore be $1,000.00, which includes:

†	Principal Amount	$1,000.00
†	Minimum Payout ( 100% of principal amount)	x100%
	Payment at Maturity:	$1,000.00	(100% of $1,000, the minimum payment on the Notes)
	Loss	$0.00

Example 2—The Basket Ending Level is 100 on the final valuation date, equal to the Basket Starting Level

Since the Basket Ending Level is equal to the Basket Starting Level, you will receive 100% of your principal amount.

Your total payment at maturity would therefore be $1,000.00, which includes:

†	Principal Amount	$1,000.00
†	Minimum Payout (100% of principal amount).	x100%
	Payment at Maturity:	$1,000.00	(100% of $1,000, the minimum payment on the Notes)
	Loss	$0.00

S-6

GAIN OUTCOMES:

Example 3—The Basket Ending Level is 105 on the final valuation date, a 5% increase from the Basket Starting Level of 100

Since the Basket Ending Level is above the Basket Starting Level of 100, you will receive 100% of your principal amount, plus an additional payment equal to 7.25% of your principal amount.

Basket Return:	105 – 100 100	= 5%

Adjusted Payout Percentage: 100% + (145% x 5%) = 107.25%

Your total payment at maturity would therefore be $1,072.50 (a 7.25% total return on investment), which includes:

†	Principal Amount	$1,000.00
†	Adjusted Payout Percentage	x107.25%
	Payment at Maturity:	$1,072.50	(107.25% of $1,000)
	Income	$72.50

Example 4—The Basket Ending Level is 109 on the final valuation date, a 9% increase from the Basket Starting Level of 100

Since the Basket Ending Level is greater than the Basket Starting Level of 100, you will receive 100% of your principal amount, plus an additional payment equal to 13.05% of your principal amount.

Basket Return:	109 – 100 100	= 9%

Adjusted Payout Percentage: 100% + (145% x 9%) = 113.05%

Your total payment at maturity would therefore be $1,130.50 (a 13.05% total return on investment) which includes:

†	Principal Amount	$1,000.00
†	Adjusted Payout Percentage	x113.05%
	Payment at Maturity:	$1,130.50	(113.05% of $1,000)
	Income	$ 130.50

* Some results have been rounded for ease of analysis.

S-7

Hypothetical Performance at Maturity

Principal Protection:			100%
Participation Rate:			145%

Hypothetical Final Basket Value	% Change from the Initial Basket Value	Payment at Maturity in % of Principal Amount	Total Amount Payable at Maturity per Note	Total Rate of Return on Notes

91	0%	100.00%	$10.00	0.00%
92	0%	100.00%	$10.00	0.00%
93	0%	100.00%	$10.00	0.00%
94	0%	100.00%	$10.00	0.00%
95	0%	100.00%	$10.00	0.00%
96	0%	100.00%	$10.00	0.00%
97	0%	100.00%	$10.00	0.00%
98	0%	100.00%	$10.00	0.00%
99	0%	100.00%	$10.00	0.00%
100	0%	100.00%	$10.00	0.00%
101	1%	101.45%	$10.15	1.45%
102	2%	102.90%	$10.29	2.90%
103	3%	104.35%	$10.44	4.35%
104	4%	105.80%	$10.58	5.80%
105	5%	107.25%	$10.73	7.25%
106	6%	108.70%	$10.87	8.70%
107	7%	110.15%	$11.02	10.15%
108	8%	111.60%	$11.16	11.60%
109	9%	113.05%	$11.31	13.05%
110	10%	114.50%	$11.45	14.50%
111	11%	115.95%	$11.60	15.95%
112	12%	117.40%	$11.74	17.40%
113	13%	118.85%	$11.89	18.85%
114	14%	120.30%	$12.03	20.30%
115	15%	121.75%	$12.18	21.75%
116	16%	123.20%	$12.32	23.20%
117	17%	124.65%	$12.47	24.65%
118	18%	126.10%	$12.61	26.10%
119	19%	127.55%	$12.76	27.55%
120	20%	129.00%	$12.90	29.00%

S-8

Risk Factors

The return on the Notes is linked to the performance of the Basket Rates over the term of the Notes. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

The Notes are intended to be held to maturity. Your principal is protected only if you hold your Notes to maturity.

You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not be entitled to principal protection or any minimum total return on the portion of your Notes sold. Therefore, you should be willing to hold your Notes to maturity.

Owning the Notes is not the same as owning Indonesian rupiah, Indian rupees, Chinese renminbi and Philippine pesos.

The return on your Notes may not reflect the return you would realize if you actually purchased Indonesian rupiah, Indian rupees, Chinese renminbi and Philippine pesos and converted them into U.S. dollars on the final valuation date. The USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate are calculated by reference to the value of Indonesian rupiah, Indian rupee, Chinese renminbi and Philippine peso, respectively, relative to the U.S. dollar without taking into consideration the value of these components relative to other currencies or in other markets.

You must rely on your own evaluation of the merits of an investment linked to the Basket Rates.

You should make such investigation as you deem appropriate as to the merits of an investment linked to the Basket Rates. Neither the offering of the Notes nor any views which may from time to time be expressed by us or our affiliates in the ordinary course of our or their businesses with respect to future movements in foreign exchange markets constitutes a recommendation as to the merits of an investment in the Notes.

In the ordinary course of our and their businesses, we or one or more of our affiliates may from time to time express views on expected movements in foreign currency exchange rates, including the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate. These views are sometimes communicated to clients who participate in foreign exchange markets. However, these views, depending upon world-wide economic, political and other developments, may vary over differing time-horizons and are subject to change at any time and without notice. Moreover, other professionals who deal in foreign currencies may at any time have significantly different views from our views or those of our affiliates. For reasons such as these, we believe that most investors in foreign exchange markets derive information concerning those markets from multiple sources. In connection with your purchase of the Notes, you should investigate the foreign exchange markets and not rely on views which may be expressed by us or our affiliates in the ordinary course of our or their businesses with respect to future exchange rate movements.

The Basket is composed of the Basket Rates; any positive return in one Basket Rate may be offset by a negative return in another Basket Rate.

The Notes are linked to the performance of the Basket, which is composed of the four Basket Rates. Each of the Basket Rates is given equal weight in determining the value of the Basket. Accordingly,

S-9

Risk Factors

the performance of the Basket will be based on the aggregate appreciation or depreciation of the Basket Rates taken as a whole. Therefore, a positive return in one Basket Rate may be offset, in whole or in part, by a negative return of a lesser, equal or greater magnitude in another Basket Rate, resulting in an aggregate Basket Return equal to or less than zero. For example, a +5% IDR Spot Rate Return would be substantially offset by the combination of a 0% CNY Spot Rate Return and a -5% PHP Spot Rate Return, resulting in a Basket Return of approximately zero and a payment at maturity to you of only your principal amount.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

†	supply and demand for the Notes, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker;
†	Indonesian rupiah, Indian rupee, Chinese renminbi, Philippine peso and U.S. dollar interest rates;
†	the time remaining to the final valuation date;
†	the creditworthiness of UBS; and
†	volatility of the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate.

The USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate will be influenced by unpredictable factors which interrelate in complex ways.

The USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate are a result of the supply of, and demand for, each currency. Changes in the foreign exchange rate may result from the interactions of many factors, including economic, financial, social and political conditions in the United States, Indonesia, India, China and the Philippines. These conditions include, for example, the overall growth and performance of the economies of the United States, Indonesia, India, China and the Philippines, the relative strength of, and confidence in, the U.S. dollar, the trade and current account balance between the United States, Indonesia, India, China and the Philippines, market interventions by the Federal Reserve Board or the respective central banks of Indonesia, India, China and the Philippines, inflation and expected rates of future inflation, interest rate levels, the performance of the stock markets in the U.S., Indonesia, India, China and the Philippines, the stability of the government of the United States and the governments of Indonesia, India, China and the Philippines and their respective banking systems, the structure of and confidence in the global monetary system, wars in which the United States, Indonesia, India, China and the Philippines are directly or indirectly involved or that occur anywhere in the world, major natural disasters in the United States, Indonesia, India, China and the Philippines, and other foreseeable and unforeseeable global or regional economic, financial, political, judicial or other events.

Certain relevant information relating to Indonesia, India, China and the Philippines may not be as well known or as rapidly or thoroughly reported in the United States as comparable to United States

S-10

Risk Factors

developments. Prospective purchasers of the Notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Rates and must be prepared to make special efforts to obtain such information on a timely basis.

It is not possible to predict the aggregate effect of all or any combination of these factors. Your Notes are likely to trade differently from the market price of the Basket Rates, and changes in the market price of the Basket Rates are not likely to result in comparable changes in the market value of your Notes.

The liquidity, trading value and amounts payable under the Notes could be affected by the actions of the governments of the United States, Indonesia, India, China and the Philippines.

Exchange rates of most economically developed nations, including the United States, are “floating,” meaning they are permitted to fluctuate in value relative to the U.S. dollar. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including Indonesia’s, India’s, China’s and the Philippines’, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of the sovereign governments of Indonesia, India, China and the Philippines which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, in the event of the issuance of a replacement currency or in the event of other developments affecting the Indonesian rupiah, Indian rupee, the Chinese renminbi, the Philippine peso, and the U.S. dollar or any other currency.

Market Disruption: If a currency in the Basket is no longer available due to the imposition of exchange controls or other circumstances beyond UBS AG’s control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent will make its determinations hereunder in good faith and in a commercially reasonable manner taking into consideration all available information that in good faith it deems relevant.

Substitute Currency: If a currency in the Basket is converted into, or there is substituted for the currency, another currency (the “New Currency”) pursuant to applicable law or regulation (the “Relevant Law”), such currency in the currency pair shall be substituted by the New Currency at the conversion rate prescribed in the Relevant Law at the time of such substitution.

Emerging Markets Risk: One of the currencies in a currency pair may be an emerging market currency. The possibility exists of significant changes in rates of exchange between a non emerging market currency and an emerging market currency, or between emerging market currencies, and the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government. Such risks generally depend on economic and political events over which UBS AG has no control, and such risks may be more pronounced in connection with emerging market currencies. Governments in emerging market countries have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a currency at the time of payment. The investor must be willing to accept that fluctuations in spot exchange rates involving one or more emerging market currencies that have occurred in the past are not necessarily indicative of

S-11

Risk Factors

fluctuations that can occur during the term of this investment, and that the volatility inherent in emerging market currency transactions could significantly affect the overall return on the investment.

The People’s Republic of China. In 2005, the People’s Bank of China, with the authorization of the State Council of the People’s Republic of China, announced that the Chinese renminbi exchange rate would no longer be pegged to the U.S. dollar and would float within managed bands, which are reset daily. After the closing of the market on each business day, the People’s Bank of China announces the closing price of a foreign currency, such as the U.S. dollar, traded against the Chinese renminbi in the interbank foreign exchange market. This closing price then becomes the central point of the managed trading band for that currency for the following business day. Despite the recent change in its exchange rate regime, the Chinese government continues to manage the valuation of the Chinese renminbi, and further changes in the Chinese government’s management of the Chinese renminbi may impact the exchange rate for the Chinese renminbi relative to the U.S. dollar.

The Republic of India. The Indian government has pursued policies of economic liberalization and deregulation, but the government’s role in the economy has remained significant. The Indian government allows the exchange rate to float freely, without a fixed target or band, but may intervene when it deems necessary to preserve stability. It also has the ability to restrict the conversion of rupees into foreign currencies, and, under certain circumstances, investors that seek to convert rupees into foreign currency must obtain the approval of the Reserve Bank of India. If the Indian government prevents the Indian rupee from floating freely in order to preserve stability, or if the Indian government, with the approval of the Reserve Bank of India, restricts the conversion of rupees into foreign currencies, the exchange rate of the Indian rupee relative to the U.S. dollar may be adversely impacted.

Indonesia. From 1977 to 1997, the Indonesian government maintained a managed floating exchange rate system under which the Indonesian rupiah was linked to a basket of currencies. In 1997, the Indonesian rupiah depreciated significantly during the Asian currency crisis, and the Indonesian government subsequently abandoned its trading band policy and permitted the Indonesian rupiah to float without an announced level at which the government would intervene. The Indonesian government continues to intervene in the foreign exchange market and to impose restrictions on certain foreign exchange transactions and dealings. Factors that might affect the Indonesian government’s policy with respect to the Indonesian rupiah include the extent of Indonesia’s foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of Indonesia’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks, social unrest and political constraints to which Indonesia may be subject.

Philippines. The Philippine peso has been a floating currency since the mid-1960s. Between 1996 and 2001, the Philippine peso depreciated significantly during and following the Asian financial crisis, and beginning in 2000, the Philippine central bank (the Bangko Sentral ng Pilipinas) began implementing a series of measures to curb foreign exchange speculation and foreign exchange volatility, including requiring a minimum holding period for foreign investments in peso time deposits and establishing documentary requirements for foreign exchange forward and swap transactions. The current administration has also continued to experience domestic political instability, including terrorist activity and attempted coups. Factors that might affect the Philippine government’s policy with respect to the Philippine peso include the extent of the Philippines' foreign currency reserves, the balance of payments, the extent of governmental surpluses and deficits, the size of the Philippines' debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks, social unrest and political constraints to which the Philippines may be subject.

S-12

Risk Factors

Even though the Indonesian rupiah, the Indian rupee, the Chinese renminbi, the Philippine peso and the U.S. dollar are traded around-the-clock, if a secondary market develops, the Notes may trade only during regular trading hours in the United States.

The interbank market for the Indonesian rupiah, the Indian rupee, the Chinese renminbi, the Philippine peso and U.S. dollar is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the Indonesian rupiah, the Indian rupee, the Chinese renminbi, the Philippine peso and the U.S. dollar are traded. To the extent that U.S. markets are closed while markets for the Indonesian rupiah, the Indian rupee, the Chinese renminbi, the Philippine peso and the U.S. dollar remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Notes.

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange.

You may not have an active trading market in the Notes.

There may be little or no secondary market for the Notes. We do not intend to list the Notes on any U.S. stock exchange, and it is not possible to predict whether a secondary market will develop for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the Notes, but they are not required to do so. If UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the Notes, it may stop doing so at any time.

The inclusion of commissions, compensation and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Historical performance of the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate should not be taken as an indication of the future performance of the Basket Rates during the term of the Notes.

It is impossible to predict whether any of the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate or the USD/PHP spot rate will rise or fall. The USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate will be influenced by complex and interrelated political, economic, financial and other factors.

S-13

Risk Factors

Trading by UBS or its affiliates in the foreign exchange and currency derivative markets may impair the value of the Notes.

We and our affiliates are active participants in the interbank foreign exchange and currency derivative markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be participants in foreign exchange or currency derivative transactions. In addition, as described below under “Use of Proceeds and Hedging” on page S-28, we or one or more of our affiliates may hedge our foreign currency exposure from the Notes by entering into foreign exchange and currency derivative transactions, such as options or futures on exchange-traded funds. Our trading and hedging activities may affect the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate and make it less likely that you will receive a return on your investment in the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or our affiliates may also engage in trading in instruments linked to the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

Our business activities may create conflicts of interest.

As noted above, we and our affiliates expect to engage in trading activities related to the Indonesian rupiah, Indian rupee, Chinese renminbi, Philippine peso and the U.S. dollar that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers, and in accounts under their management. These trading activities, if they influence the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate could be adverse to the interests of the holders of the Notes.

We or one or more of our affiliates have published and may in the future publish research on foreign exchange markets, exchange rates and other matters that may have an influence on currency exchange rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may also discontinue providing any such research at any time, without notice.

You will not receive interest payments on the Notes.

Unlike ordinary debt securities, the Notes do not guarantee regular periodic interest payments. Instead, in addition to your principal amount, you may receive an amount at maturity, the value of which is linked to the performance of the Basket Rates. If the aggregate Basket Return at maturity is zero or negative, you will not receive any additional amount. You will, however, receive 100% of your principal amount if you hold your Notes until maturity.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation

S-14

Risk Factors

agent’s role, see “Specific Terms of the Notes—Role of Calculation Agent” on page S-27. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine the Basket Ending Level on the final valuation date. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest.

In the event that we are required to pay additional amounts in respect of tax withholding, the amount we will pay you to redeem the Notes is uncertain.

If we redeem your Notes because we are required to pay additional amounts in respect of tax withholding, we will pay you a redemption price for your Notes that will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position. The redemption price would take into consideration the net present value of any expected payment at maturity on the Notes. If there is little or no expected future payment on the Notes above the principal amount, the net present value would primarily depend on the present value of the repayment of the principal amount at maturity, which would result in a net present value of the Notes below 100% of their principal amount.

S-15

Hypothetical Historical Basket Level

The currencies underlying the Basket Rates are traded by all major foreign exchange traders around the world. The following table and graph set forth the hypothetical historical month-end values of the Basket from January 30, 1998 through January 28, 2008 based upon the historical USD/IDR spot rate, USD/INR spot rate, USD/CNY spot rate and USD/PHP spot rate and a Basket Starting Level of 100 on the trade date. As of Janauary 28, 2008, at 10:00 p.m., New York time, the USD/IDR spot rate was 9335.40, the USD/INR spot rate was 39.39, the USD/CNY spot rate was 7.1970 and the USD/PHP spot rate was 40.70. We obtained the trading price information for the Basket Rates from observing trades through Electronic Broking Services, Reuters Dealing 3000 and various voice brokers. The hypothetical historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket on any particular day.

S-16

Hypothetical Historical Basket Level

Basket Date	Basket Ending Level

January 1998	87.72
February 1998	97.74
March 1998	100.00
April 1998	99.84
May 1998	89.99
June 1998	78.51
July 1998	82.89
August 1998	87.57
September 1998	88.34
October 1998	98.94
November 1998	100.20
December 1998	99.02
January 1999	96.95
February 1999	96.64
March 1999	97.14
April 1999	99.15
May 1999	98.99
June 1999	102.39
July 1999	101.69
August 1999	98.71
September 1999	96.21
October 1999	100.77
November 1999	98.93
December 1999	99.87
January 2000	98.69
February 2000	98.50
March 2000	98.00
April 2000	96.95
May 2000	93.75
June 2000	92.86
July 2000	91.14
August 2000	92.17
September 2000	90.14
October 2000	84.95
November 2000	85.49
December 2000	85.00
January 2001	86.42
February 2001	85.69
March 2001	83.29
April 2001	78.89

S-17

Hypothetical Historical Basket Level

Basket Date	Basket Ending Level

May 2001	80.61
June 2001	78.69
July 2001	83.00
August 2001	86.27
September 2001	83.29
October 2001	80.82
November 2001	80.89
December 2001	81.08
January 2002	81.36
February 2002	81.67
March 2002	82.63
April 2002	84.14
May 2002	85.63
June 2002	85.93
July 2002	84.63
August 2002	84.90
September 2002	84.26
October 2002	83.29
November 2002	83.64
December 2002	83.91
January 2003	84.08
February 2003	83.72
March 2003	84.40
April 2003	85.71
May 2003	86.42
June 2003	86.73
July 2003	85.55
August 2003	85.67
September 2003	86.02
October 2003	85.70
November 2003	85.19
December 2003	85.63
January 2004	85.49
February 2004	85.29
March 2004	86.12
April 2004	85.25
May 2004	83.32
June 2004	82.37
July 2004	82.94
August 2004	82.24
September 2004	83.00

S-18

Hypothetical Historical Basket Level

Basket Date	Basket Ending Level

October 2004	83.54
November 2004	84.28
December 2004	84.30
January 2005	85.14
February 2005	85.08
March 2005	84.48
April 2005	84.71
May 2005	84.55
June 2005	83.13
July 2005	83.53
August 2005	81.69
September 2005	81.96
October 2005	82.41
November 2005	82.73
December 2005	84.44
January 2006	86.91
February 2006	87.55
March 2006	88.18
April 2006	88.35
May 2006	85.47
June 2006	85.57
July 2006	86.83
August 2006	87.33
September 2006	87.83
October 2006	89.13
November 2006	89.38
December 2006	90.61
January 2007	90.61
February 2007	90.71
March 2007	91.50
April 2007	93.52
May 2007	95.65
June 2007	95.18
July 2007	95.39
August 2007	94.16
September 2007	96.69
October 2007	98.10
November 2007	98.06
December 2007	98.86
January 2008 (through January 28, 2008)	100.00

S-19

Value of the Notes

At maturity. Your payment at maturity is based on the change in the value of the Basket Rates over the term of the Notes:

†	For each Note, if the Basket Return (as defined below) is positive, you will receive 100% of you principal amount plus an amount based on the Basket Return multiplied by the Participation Rate, calculated as follows:
$10 + [$10 x Participation Rate x Basket Return].
†	For each Note, if the Basket Return is zero or negative, you will receive 100% of your principal amount.

For a description of how your payment at maturity will be calculated, see “How will your payment at maturity be calculated?” beginning on page S-5 and “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

Prior to maturity. You should understand that the market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

S-20

Specific Terms of the Notes

In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue, from time to time, under our indenture, which is described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

Coupon

We will not pay you interest during the term of the Notes.

Payment at Maturity

Your payment at maturity will depend on the Basket Return as calculated on the final valuation date:

If the Basket Return is positive, you will receive 100% of your principal amount, plus an additional amount of your principal amount based on the Participation Rate for every 1% that the Basket Return exceeds 0%.

†	If the Basket Return is less than or equal to zero, you will receive $10 for each $10 principal amount of your Notes. Even if the Basket Return is substantially less than zero, you will receive this amount at maturity.
†	If the Basket Value is more than 100, the following steps are necessary to calculate your payment at maturity:

Step 1: Calculate the Spot Rate Return for each of the Basket Rates.

The IDR Spot Rate Return is the difference between the Initial USD/IDR Spot Rate and the USD/IDR spot rate on the final valuation date (the “Final USD/IDR Spot Rate”) relative to the Initial USD/IDR Spot Rate, expressed as a percentage calculated as follows:

IDR Spot Rate Return =	Initial USD/IDR Spot Rate — Final USD/IDR Spot Rate Initial USD/IDR Spot Rate

An increase in the value of the Indonesian rupiah relative to the U.S. dollar is expressed as a decrease in the USD/IDR spot rate.

S-21

Specific Terms of the Notes

The INR Spot Rate Return is the difference between the Initial USD/INR Spot Rate and the USD/INR spot rate on the final valuation date (the “Final USD/INR Spot Rate”) relative to the Initial USD/INR Spot Rate, expressed as a percentage calculated as follows:

INR Spot Rate Return =	Initial USD/INR Spot Rate – Final USD/INR Spot Rate Initial USD/INR Spot Rate

An increase in the value of the Indian rupee relative to the U.S. dollar is expressed as a decrease in the USD/INR spot rate.

The CNY Spot Rate Return is the difference between the Initial USD/CNY Spot Rate and the USD/CNY spot rate on the final valuation date (the “Final USD/CNY Spot Rate”) relative to the Initial USD/CNY Spot Rate, expressed as a percentage calculated as follows:

CNY Spot Rate Return =	Initial USD/CNY Spot Rate – Final USD/CNY Spot Rate Initial USD/CNY Spot Rate

An increase in the value of the Chinese renminbi relative to the U.S. dollar is expressed as a decrease in the USD/CNY spot rate.

The PHP Spot Rate Return is the difference between the Initial USD/PHP Spot Rate and the USD/PHP spot rate on the final valuation date (the “Final USD/PHP Spot Rate”) relative to the Initial USD/PHP Spot Rate, expressed as a percentage calculated as follows:

PHP Spot Rate Return =	Initial USD/PHP Spot Rate – Final USD/PHP Spot Rate Initial USD/PHP Spot Rate

An increase in the value of the Philippine peso relative to the U.S. dollar is expressed as a decrease in the USD/PHP spot rate.

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 x (1 + (0.25 x IDR Spot Rate Return) + (0.25 x INR Spot Rate Return) + (0.25 x CNY Spot Rate Return) + (0.25 x PHP Spot Rate Return))

Step 3: Calculate the Basket Return.

The Basket Return is the difference between Basket Ending Level on the final valuation date relative to the Basket Starting Level of 100, expressed as a percentage, calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level Basket Starting Level

Step 4: Calculate the Adjusted Payout Percentage on the Notes.

Adjusted Payout Percentage = 100% + (Participation Rate x Basket Return)

Step 5: Calculate the payment at maturity.

Payment at maturity = Adjusted Payout Percentage x principal amount of your Notes

S-22

Specific Terms of the Notes

For purposes of this section, the following terms shall have the meanings set forth below:

The “Basket Starting Level” is 100.

The “Basket Ending Level” will be determined by the calculation agent and will be calculated as follows:

100 x (1 + (0.25 x IDR Spot Rate Return) + (0.25 x INR Spot Rate Return) + (0.25 x CNY Spot Rate Return) + (0.25 x PHP Spot Rate Return))

The calculation agent will determine the IDR Spot Rate Return, the INR Spot Rate Return, the CNY Spot Rate Return and the PHP Spot Rate Return based on the value of the Final USD/IDR Spot Rate, the Final USD/INR Spot Rate, the Final USD/CNY Spot Rate and the Final USD/PHP Spot Rate in the following manner unless a Market Disruption Event has occurred and is continuing:

Indonesia (IDR)

The Final USD/IDR Spot Rate will be determined by reference to the IDR ABS Rate. The “IDR ABS” means that the Spot Rate for the final valuation date will be the Indonesian rupiah/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Indonesian Rupiah per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “IDR” (or the equivalent page on Reuters or other official rate sources) at approximately 11:30 a.m., Singapore time, on the final valuation date.

India (INR)

The Final USD/INR Spot Rate will be determined by reference to the INR-RBIB Rate. The “INR-RBIB Rate” means that the spot rate will be the Indian rupee/U.S. dollar reference rate, expressed as the amount of Indian rupee per one U.S. dollar, for settlement in two Business Days reported by the Reserve Bank of India, which appears on the Reuters screen RBIB Page at approximately 12:30 p.m., Mumbai time, or as soon thereafter as practicable, on the final valuation date.

China (CNY)

The Final USD/CNY Spot Rate will be determined by reference to the CNY SAEC Rate. The “CNY SAEC Rate” means that the spot rate will be the Chinese renminbi/U.S. dollar official fixing rate, expressed as the amount of Chinese renminbi per one U.S. dollar, for settlement in two Business Days reported by the People’s Bank of China, Beijing, People’s Republic of China, which appears on Reuters Screen SAEC Page opposite the symbol “USDCNY=” at approximately 9:15 a.m., Beijing time, on the final valuation date.

Philippine (PHP)

The Final USD/PHP Spot Rate will be determined by reference to the PHP PDSPESO Rate. The “PHP PDSPESO Rate” means that the spot rate will be the Philippine Peso/U.S. dollar morning weighted average rate for the final valuation date, expressed as the amount of Philippine Pesos per one U.S. Dollar, for settlement in one Business Day reported by the Philippine Dealing System PDEX which appears on the Reuters Screen PDSPESO Page to the right of the caption “AM WT AVE” at approximately 11:30 a.m., Manila time, or as soon thereafter as practicable, on the final valuation date.

“Market Disruption Event’’ means (i) a day on which it becomes impossible to obtain the USD/IDR spot rate from the IDR ABS rate source, the USD/INR spot rate from the INR-RBIB rate source, the USD/CNY spot rate from the CNY SAEC rate source, and the USD/PHP spot rate from the PHP PDSPESO rate source (ii) a day that is declared not to be a Business Day, without prior public announcement or other public notice that such day shall not be a Business Day, until a time later than

S-23

Specific Terms of the Notes

9:00 a.m. in the relevant principal financial center for that currency two Business Days prior to the final valuation date.

If a Market Disruption Event has occurred and is continuing, the calculation agent may use any commercially reasonable method to determine the relevant spot rate, including but not limited to (i) deferral of the final valuation date until the spot rate appears on the relevant rate source, as described herein, for up to seventeen consecutive days for the USD/IDR, USD/INR, USD/CNY and USD/PHP currency pairs, (ii) on the basis of the relevant indicative survey rate as described herein, (iii) by taking into consideration all available information that the Calculation Agent in good faith deems relevant or (iv) any combination of the aforementioned.

The relevant indicative survey rate reference in (ii) above is:

“SFEMC IDR Indicative Survey Rate” means that the spot rate for the final valuation date will be the Indonesian Rupiah/U.S. Dollar Specified Rate for U.S. Dollars, expressed as the amount of Indonesian Rupiah per one U.S. Dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on such Rate Calculation Date. The Spot Rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC IDR Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Indonesian Rupiah/U.S. Dollar markets for the purpose of determining the SFEMC IDR Indicative Survey Rate).

“SFEMC INR Indicative Survey Rate” means that the spot rate will be the Indian rupee/U.S. dollar Specified Rate for U.S. dollars, expressed as the amount of Indian rupee per one U.S. dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m. Singapore time, or as soon thereafter as practicable. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC INR Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Indian rupee/U.S. dollar markets for the purpose of determining the SFEMC INR Indicative Survey Rate).

“SFEMC CNY Indicative Survey Rate” or “CNY02” each means that the spot rate for the final valuation date will be the Chinese Renminbi/U.S. Dollar Specified Rate for U.S. Dollars, expressed as the amount of Chinese Renminbi per one U.S. Dollar, for settlement in two Business Days, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m. (Singapore time), or as soon thereafter as practicable, on such Rate Calculation Date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC CNY Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Chinese Renminbi/U.S. Dollar markets for the purpose of determining the SFEMC CNY Indicative Survey Rate).

“SFEMC PHP Indicative Survey Rate” means that the spot rate for the final valuation date will be the Philippine Peso/U.S. Dollar Specified Rate for U.S. Dollars, expressed as the amount of Philippine Pesos per one U.S. Dollar, for settlement in one Business Day, as published on SFEMC’s website (www.sfemc.org) at approximately 3:30 p.m., Singapore time, or as soon thereafter as practicable, on the final valuation date. The spot rate will be calculated by SFEMC (or a service provider SFEMC may select in its sole discretion) pursuant to the SFEMC PHP Indicative Survey Methodology (which means a methodology, dated as of December 1, 2004, as amended from time to time, for a

S-24

Specific Terms of the Notes

centralized industry-wide survey of financial institutions that are active participants in the Philippine Peso/U.S. Dollar markets for the purpose of determining the SFEMC PHP Indicative Survey Rate).

“Business Day” for purposes of the final valuation date is a business day, in each case, in: for USD/IDR — Jakarta and Singapore, for USD/INR — Mumbai, for USD/CN —Beijing and for USD/PHP — Manila.

The Principal Financial Center for Indonesian rupiah is Jakarta, for Indian rupee is Mumbai, for Chinese renminbi is Beijing and for Philippine peso is Manila.

With respect to the USD/IDR spot rate, the USD/INR spot rate, the USD/CNY spot rate and the USD/PHP spot rate, the notional amount for the survey generally equals 1,000,000 U.S. dollars. However the Reference Amount may be less during a Market Disruption Event.

Maturity Date

The maturity date will be January 29, 2010 unless that day is not a business day, in which case the maturity date will be the next following business day. If the final valuation date is deferred due to a Market Disruption Event, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date.

Final Valuation Date

The final valuation date will be January 27, 2010, unless that day is not a Business Day, in which case the calculation agent will determine the most appropriate day that is a Business Day immediately preceding or immediately following the scheduled final valuation date.

For a description of the possibility of a deferral of the final valuation date due to a Market Disruption Event, see “Specific Terms of the Notes—Payment at Maturity” beginning on page S-21.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of notes constituted by the Notes. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer—Modification and Waiver of Covenants.”

S-25

Specific Terms of the Notes

Default Amount

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

†	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
†	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

†	no quotation of the kind referred to above is obtained, or
†	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days’ objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

†	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
†	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

S-26

Specific Terms of the Notes

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “—Maturity Date” and “—Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, business days, the default amount, the spot rates for each of the Basket Rates, the Basket Return, the Basket Starting Level, the Basket Ending Level (and any intermediate calculations necessary to arrive at the Basket Return or the Basket Ending Level), the occurrence of a Market Disruption Event with respect to any Basket Rate, and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The Notes will be booked through UBS AG, Jersey Branch.

S-27

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving spot, forward and option transactions. We reserve the right to leave any position unhedged, partially hedged or fully hedged, and to adjust the hedge from time to time in any manner we see fit.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve spot, forward and option sales or purchases.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See “Risk Factors” beginning on page S-9 for a discussion of these adverse effects.

S-28

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

As of September 30, 2007 (unaudited)	CHF	USD

		(in millions)
Debt
Debt issued(1)	422,254	362,705

Total Debt	422,254	362,705
Minority Interest(2)	6,160	5,291
Shareholders’ Equity	48,229	41,427

Total capitalization	476,643	409,424

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = $0.85897 (the exchange rate in effect as of September 30, 2007).

(1)	Includes Money Market Paper and Medium-Term notes as per Balance Sheet position based on the remaining maturities.

(2)	Includes Trust preferred securities.

S-29

Supplemental U.S. Tax Considerations

The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of Notes. This discussion applies to you if you are an initial holder of Notes purchasing the Notes at the “issue price,” which is the first price at which a substantial amount of the Notes is sold (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and if you hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the Notes that may be relevant to you in light of your particular circumstances or if you are a holder of Notes subject to special treatment under the U.S. federal income tax laws, such as:

†	one of certain financial institutions;
†	a tax-exempt entity;
†	a dealer in securities or foreign currencies;
†	a regulated investment company;
†	a real estate investment trust;
†	a person holding the Notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to the Notes;
†	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
†	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
†	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

As the law applicable to the U.S. federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax advisor concerning the U.S. federal income tax consequences of owning and disposing of the Notes, as well as any consequences under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a “U.S. Holder” of Notes. You are a U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of a Note that is:

†	a citizen or resident of the United States,
†	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof, or
†	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

S-30

Supplemental U.S. Tax Considerations — (Continued)

The Notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and the following discussion assumes this treatment. Under this treatment, the Notes generally will be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the Notes as set forth below.

We are required to determine a “comparable yield” for the Notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the Notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the Notes. We have determined that the “comparable yield” is an annual rate of 3.1600%, compounded semi-annually. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the Notes representing a schedule of payments the amount and timing of which would produce a yield to maturity on the Notes equal to the comparable yield. Based upon our determination of the comparable yield, the “projected payment schedule” per $10 principal amount Note consists of a single payment at maturity, equal to $10.65. Neither the “comparable yield” nor the “projected payment schedule” constitutes a representation by us regarding the actual amount, if any, that we will pay on the Notes.

For U.S. federal income tax purposes, you will be required to use this comparable yield and projected payment schedule in determining annual interest accruals in respect of a Note, unless you timely disclose and justify the use of other estimates to the Internal Revenue Service (the “IRS”).

Regardless of your accounting method, you generally will be required to accrue interest income on the Notes at the comparable yield. Based on our determination of the comparable yield and the projected payment schedule as set forth above and assuming the use of semi-annual accrual periods, the amount of OID that will be deemed to have accrued with respect to a $10 principal amount Note during each calendar year is: $0.29 in 2008, $0.33 in 2009 and $0.03 in 2010.

Upon sale, exchange or retirement of a Note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the Note. You generally will treat any gain as interest income and any loss first as ordinary loss, to the extent of previous interest inclusions, and then as a capital loss.

Losses recognized as described above are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax advisor regarding these limitations and reporting obligations.

Special rules may apply if the additional amount payable at maturity becomes “fixed” (within the meaning of the applicable Treasury regulations) prior to maturity. Generally, under these rules you would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment at maturity in the manner described in the applicable Treasury regulations. Your tax basis in the Note and the character of any gain or loss on the sale of the Note also could be affected. You should consult your tax advisor concerning the application of these special rules.

S-31

Supplemental U.S. Tax Considerations — (Continued)

Tax Consequences to Non-U.S. Holders

The following discussion will apply to you only if you are a “Non-U.S. Holder” of Notes. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note that is:

†	a nonresident alien individual;
†	a foreign corporation; or
†	a foreign estate or trust.

You are not a “Non-U.S. Holder” if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Note (including at maturity).

Payments to you on the Notes, and any gain realized on a sale or exchange of the Notes, will be exempt from U.S. federal income tax (including withholding tax) provided generally that you have fulfilled the certification requirement described below and these amounts are not effectively connected with your conduct of a U.S. trade or business.

The certification requirement referred to in the preceding paragraph will be fulfilled if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements.

If you are engaged in a trade or business in the United States and if income or gain from the Notes is effectively connected with your conduct of that trade or business, you will generally be subject to regular U.S. federal income tax on such income or gain in the same manner as if you were a U.S. Holder. In order to claim an exemption from withholding, you will be required to provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, OID accrued by you on a Note and payment of the proceeds received from sale, exchange or other disposition (including at maturity) of Notes will be subject to information reporting if you are not an “exempt recipient” (such as a corporation) and will also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the certification procedures described in the preceding section, you will generally establish an exemption from backup withholding. Information reporting, however, generally will apply with respect to OID accrued by you on a Note.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

S-32

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or, in the case of a governmental, church or non-U.S. plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”), an exception under Similar Laws. The sale of any Notes to a Plan or a plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plans generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

S-33

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement, the accompanying prospectus and any relevent free writing prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement, the accompanying prospectus and any relevent free writing prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement, the accompanying prospectus and any relevent free writing prospectus are being used in a market-making transaction.

S-34

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132747
PROSPECTUS
[UBS AG LOGO]
UBS AG

DEBT SECURITIES AND
WARRANTS
UBS AG from time to time may offer to sell debt securities and warrants.
UBS AG may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firms named below, or directly to purchasers, on a delayed or continuous basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.
UBS AG may use this prospectus in the initial sale of the securities. In addition, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the securities after their initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS Investment Bank	UBS Financial Services Inc.
The date of this Prospectus is March 27, 2006

TABLE OF CONTENTS

Introduction	3
Cautionary Note Regarding Forward-Looking Statements	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82
CERTAIN TERMS
In this prospectus:

•	when we refer to “UBS AG,” we mean UBS AG on a parent only basis.

•	when we refer to “UBS” or “UBS Group,” we mean UBS AG and its consolidated subsidiaries.

•	when we refer to “USD,” we mean United States dollars.

•	when we refer to “CHF,” we mean Swiss francs.

Introduction
The Securities We Are Offering
We may offer debt securities and warrants from time to time. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus. If there are differences between this prospectus and your prospectus supplement, your prospectus supplement will control.
Debt Securities
For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and payment dates for interest, if any; the amount, or manner of calculating the amount, payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of issuers other than UBS AG, if any; whether the obligations of UBS AG under the debt securities are secured by any form of collateral or credit support and, if so, its nature and terms; and any other specific terms.
The debt securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. We will issue the debt securities under a debt indenture between us and U.S. Bank Trust National Association, as trustee.
Warrants
We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under a warrant indenture between us and U.S. Bank Trust National Association, or under warrant agreements between us and one or more warrant agents that will be named in the applicable prospectus supplement.
Form of Securities
We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In most cases, we will issue the securities only in registered form,

3

without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.
Payment Currencies
Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.
Listing
If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.
Use of Proceeds
We intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes outside of Switzerland.
Plan of Distribution
The securities will be offered in connection with their initial issuance or in market-making transactions by us or our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.
When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.
Our affiliates that we refer to above may include, among others, UBS Securities LLC and UBS Financial Services Inc.
Branches
We expect the securities will be booked through our Jersey branch, our London branch, or such other branch as is specified in the applicable prospectus supplement.

4

Cautionary Note Regarding Forward-Looking Statements
This prospectus contains or incorporates statements that constitute “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words “anticipate”, “believe”, “expect”, “estimate”, “intend”, “plan”, “should”, “could”, “may” and other similar expressions are used in connection with forward-looking statements. In this prospectus and the incorporated documents, forward-looking statements may, without limitation, relate to:

•	The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and our plans to continue to expand our corporate finance business.

•	The development of revenues overall and within specific business areas.

•	The development of operating expenses.

•	The anticipated level of capital expenditures and associated depreciation expense.

•	The expected impact of the risks that affect UBS’s business, including the risk of loss resulting from the default of an obligor or counterparty.

•	Expected credit losses based upon UBS’s credit review.

•	Other statements relating to UBS’s future business development and economic performance.
There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS’s actual results to differ materially from expected results as described in the forward-looking statements. Those factors include:

•	General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services and the value of our assets.

•	Changes in UBS’s expenses associated with acquisitions and dispositions.

•	General competitive factors, locally, nationally, regionally and globally.

•	Industry consolidation and competition.

•	Changes affecting the banking industry generally and UBS’s banking operations specifically, including asset quality.

•	Developments in technology.

•	Credit ratings and the financial position of obligors and counterparties.

•	UBS’s ability to control risk in its businesses.

•	Changes in tax laws in the countries in which UBS operates, which could adversely affect the tax advantages of certain of UBS’s products or subject it to increased taxation.

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•	Changes in accounting standards applicable to UBS, as more fully described in this prospectus and in the incorporated documents.

•	Changes in investor confidence in the future performance of financial markets, affecting the level of transactions they undertake, and hence the levels of transaction-based fees UBS earns.

•	Changes in the market value of securities held by UBS’s clients, affecting the level of asset based fees UBS can earn on the services it provides.

•	Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.
You should also consider other risks and uncertainties discussed in the documents that are incorporated by reference into this prospectus.
UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

6

Incorporation of Information About UBS AG
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that:

•	The incorporated documents are considered part of this prospectus.

•	We can disclose important information to you by referring you to those documents.

•	Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.
We incorporate by reference in this prospectus:

•	UBS AG’s Annual Report on Form 20-F for the year ended December 31, 2005, which UBS AG filed with the SEC on March 21, 2006.
All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.
Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supercedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.
You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:
     UBS AG
     Investor Relations
     Bahnhofstrasse 45
     P.O. Box
     CH-8098 Zurich
     Switzerland
     Phone: +41-44-234 41 00
     Fax: +41-44-234 34 15
     E-mail: SH-investorrelations@ubs.com
     Internet: www.ubs.com/investor-relations

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Where You Can Find More Information
UBS AG files periodic reports and other information with the United States Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG’s SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.
We have filed a registration statement under the Securities Act of 1933 on Form F-3 with the SEC covering the securities. For further information about the securities and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

8

Presentation of Financial Information
UBS’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or “CHF,” the legal tender of Switzerland.
The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or “USD,” per one Swiss franc. The “noon buying rate” is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On March 24, 2006 the noon buying rate was 0.7634 USD per 1 CHF.

			(USD per 1 CHF)
Year Ended December 31	High	Low	Average Rate(1)	At Period End

2001	0.6331	0.5495	0.5910	0.5857
2002	0.7229	0.5817	0.6453	0.7229
2003	0.8189	0.7048	0.7493	0.8069
2004	0.8843	0.7601	0.8059	0.8712
2005	0.8721	0.7544	0.8039	0.7606

Month	High	Low

September 2005	0.8139	0.7712
October 2005	0.7855	0.7679
November 2005	0.7825	0.7544
December 2005	0.7820	0.7570
January 2006	0.7940	0.7729
February 2006	0.7788	0.7575

(1)	The average of the noon buying rates on the last business day of each full month during the relevant period.

9

Limitations on Enforcement of U.S. Laws Against UBS AG,
Its Management and Others
UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel, that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.
Capitalization of UBS
The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards (IFRS) and translated into U.S. dollars.

	Actual
As of December 31, 2005	CHF	USD

	(in millions)
Debt

Debt issued(1)	270,434	205,663

Total Debt	270,434	205,663
Minority Interest(2)	7,619	5,794
Shareholders’ Equity	44,324	33,708

Total capitalization	322,377	245,165

(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)	Includes Trust Preferred Securities. Under IFRS, trust preferred securities are equity instruments held by third parties and are treated as minority interests, with dividends paid also reported in equity attributable to minority interests. Under US GAAP, these entities are not consolidated, and the UBS-issued debt is recognized as a liability in the UBS Group Financial Statements, with interest paid reported in interest expense. See Note 41 to our Financial Report included in our Annual Report on Form 20-F for the year ended December 31, 2005, incorporated by reference into this prospectus.
Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

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UBS
OVERVIEW
UBS is one of the world’s leading financial firms, serving a discerning global client base. As an organization, it combines financial strength with a culture that embraces change. As an integrated firm, UBS creates added value for clients by drawing on the combined resources and expertise of all its businesses.
UBS is the world’s leading wealth management business, a global investment banking and securities firm with a strong institutional and corporate client franchise, a key asset manager and the market leader in Swiss corporate and individual client banking.
On December 31, 2005, UBS employed more than 69,500 people. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS operates in 50 countries and from all major financial centers worldwide.
UBS is managed through three Business Groups and its Corporate Center, each of which is summarized below.
For further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, see “Where You Can Find More Information.”
Global Wealth Management & Business Banking
With more than 140 years of experience, our global wealth management business provides a comprehensive range of products and services individually tailored for wealthy clients around the world. With roughly 4,154 client advisors and more than CHF 1.7 trillion in invested assets, the business consistently delivers high-quality, individually tailored solutions through a global network of 111 offices in Switzerland and 72 offices worldwide. In the United States, it is one of the top wealth managers.
Business Banking Switzerland is the market leader in Switzerland, providing a complete set of banking and securities services for individual and corporate clients. It has around 2.6 million individual clients through more than 3 million accounts, mortgages and other financial relationships, and relationships with around some 136,500 corporate clients, including institutional investors, public entities and foundations, as well as 3,000 financial institutions worldwide.
Global Asset Management
The Global Asset Management business is one of the world’s leading asset managers, providing traditional and alternative investment solutions to financial intermediaries and institutional investors. The breadth, depth and scope of its varied investment capabilities enable it to offer innovative solutions in nearly every asset class. Invested assets totaled over CHF 750 billion on December 31, 2005, making it one of the largest global institutional asset managers, the second largest mutual fund manager in Europe, and the largest mutual fund manager in Switzerland.
Investment Bank
UBS’s Investment Bank is one of the world’s leading firms in the investment banking and securities business, providing a full spectrum of services to institutional and corporate clients, governments and financial intermediaries. Its salespeople, research analysts and investment bankers provide products and services to the world’s key institutional investors, intermediaries, banks, insurance companies,

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UBS
corporations, sovereign governments, supranational organizations and private investors. For both its own corporate and institutional clients and the individual clients of other parts of UBS, the Investment Bank provides product innovation, research and advice, and comprehensive access to the world’s capital markets.
Corporate Center
Corporate Center creates sustainable value for shareholders and stakeholders by partnering with the Business Groups to ensure that the firm operates as an effective and integrated whole with a common vision and set of values.
Industrial Holdings
Industrial Holdings comprises UBS’s private equity investments and the firm’s majority stake in Motor-Columbus, a financial holding company whose only significant asset is an interest in the Atel Group (Aare-Tessin Ltd. for Electricity). In late September 2005, UBS announced that it would sell its 55.6% stake in Motor-Columbus to a consortium of Atel’s Swiss minority shareholders, EOS Holding and Atel, as well as to French utility Electricité de France (EDF), after corresponding agreements to that effect were signed. At the end of February, the European Commission and the Swiss Competition Commission have cleared the acquisition of the participation held by UBS. At the date of this prospectus, the transaction is expected to be completed as soon as all contractual conditions have been met and the boards of the buyers have passed the appropriate revolutions.
Corporate Information
The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on February 28, 1978 for an unlimited duration and entered in the Commercial Register of Canton Basle-City on that day. On December 8, 1997, the Company changed its name to UBS AG. The company in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basle-City. The registration number is CH-270.3.004.646-4.
UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.
The address and telephone number of UBS’s two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8098 Zurich, Switzerland, telephone +41-44-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.
UBS shares are listed on the SWX Swiss Exchange and traded through virt-x, which is majority owned by the SWX Swiss Exchange. They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

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Use of Proceeds
We intend to use the proceeds from the sale of the securities to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the securities made in connection with their original issuance and in connection with any market-making resales that UBS AG itself undertakes. We do not expect to receive any proceeds from resales of the securities by UBS Securities LLC, UBS Financial Services Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

13

Description of Debt Securities We May Offer
Please note that in this section entitled “Description of Debt Securities We May Offer,” references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
The Debt Indenture
As required by U.S. federal law for publicly offered bonds and notes, the debt securities are governed by a document called an indenture. The debt indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee.
The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.
See “—Our Relationship with the Trustee” below for more information about the trustee.
We May Issue Many Series of Debt Securities Under the Debt Indenture
We may issue as many distinct series of debt securities under the debt indenture as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of the debt indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the debt indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
We may issue debt securities separately or together with other debt securities or with our warrants.
As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Unless we indicate otherwise in your prospectus supplement, the debt securities we issue to you will be part of the series of debt securities referred to as our “medium-term notes, Series A.” The Series A notes are a single distinct series under the debt indenture, and we may issue Series A notes in such amounts, at such times and on such terms as we wish. The Series A notes will differ from one another,

14

Description of Debt Securities We May Offer
and from any other series, in their terms, but all of the Series A notes together will constitute a single series for all purposes under the debt indenture pursuant to which they will be issued.
Amounts That We May Issue
The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have already issued Series A notes, many of which are currently outstanding. We intend to issue additional Series A notes, and may issue additional Series A notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you.
The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
This Section Is Only a Summary
The debt indenture and its associated documents, including your debt security, contain the full legal text governing the matters described in this section and your prospectus supplement. We have filed a copy of the debt indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.
This section and your prospectus supplement summarize all the material terms of the debt indenture and your debt security. They do not, however, describe every aspect of the debt indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning of only the more important of those terms.

15

Description of Debt Securities We May Offer
Governing Law
The debt indenture and the debt securities will be governed by New York law.
Currency of Debt Securities
Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in this kind of debt securities.
Types of Debt Securities
We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.
Fixed Rated Debt Securities
A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.
Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
Floating Rate Debt Securities
Interest Rate Formulas.  A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

16

Description of Debt Securities We May Offer
Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”
Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.
For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include UBS AG or its affiliates.

17

Description of Debt Securities We May Offer
Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.
If you are a holder of an indexed debt security, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.
If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be UBS Securities LLC or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.
Original Issue Discount Debt Securities
A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Tax Considerations—Taxation of Debt Securities—Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.
Information In Your Prospectus Supplement
Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

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Description of Debt Securities We May Offer

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.
If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which we,

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Description of Debt Securities We May Offer
UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.
Extension of Maturity
If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a debt security whose maturity we may extend an extendible debt security. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise indicated in the applicable prospectus supplement.
We may extend the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will provide the following information:

•	our election to extend the maturity of the extendible debt security.

•	the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date.

•	the interest rate that will apply during the extension period or, in the case of a floating rate debt security, the spread and/or spread multiplier, if any, applicable during the extension period.

•	the provisions, if any, for redemption and repayment during the extension period.
Once the paying agent has mailed the notice to each holder, the extension of the maturity date will take place automatically. All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.
Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate debt security, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.
If we elect to extend the maturity date of an extendible debt security, each holder may elect repayment of all or part of its debt security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

•	the debt security along with the completed form entitled “Option to Elect Repayment,” which will be attached to your debt security.

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Description of Debt Securities We May Offer

•	a telegram, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being elected and a guarantee that the debt security, together with the completed form entitled “Option to Elect Repayment” will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the debt security and complete form.
The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.
If an extendible debt security is represented by a global debt security, the depositary or its nominee, as the holder, will be the only person that can exercise the right to elect repayment or revoke such an election. Any indirect owners who own beneficial interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Redemption and Repayment
Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.
If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If your prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on any of those dates. If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security, we will give the trustee and the holders written notice of the principal amount of the debt security to be redeemed, not less than 10 days nor more

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Description of Debt Securities We May Offer
than 60 days before the applicable redemption date unless otherwise specified in your prospectus supplement. We will give the notice in the manner described below in “—Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.
Optional Tax Redemption
In addition to the situations described above under “—Redemption and Repayment,” we also have the option to redeem the debt securities in two situations described below, unless otherwise indicated in your prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities unless otherwise specified in your prospectus supplement.

•	The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as defined in “—Payment of Additional Amounts” below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

•	The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

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Description of Debt Securities We May Offer
Payment of Additional Amounts
A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a debt security for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.
By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which debt securities are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the debt security and the receipt of payments on it;

•	your status as an individual resident of a member state of the European Union;

•	a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

•	a change in law that becomes effective more than 30 days after a payment on the debt security becomes due and payable or on which the payment is duly provided for, whichever occurs later.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the debt security may describe additional circumstances in which UBS would not be required to pay additional amounts.
Mergers and Similar Transactions
We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of debt securities, we may not take any of these actions, however, unless all the following conditions are met:

•	If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the debt indenture. The successor firm may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”
If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we

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Description of Debt Securities We May Offer

acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the debt securities.
Defeasance and Covenant Defeasance
Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each debt security. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt security. This is called full defeasance. To do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt securities would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever fully defease your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•	We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be

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Description of Debt Securities We May Offer

taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.
If we accomplish covenant defeasance with regard to your debt security, the following provisions of the debt indenture and your debt security would no longer apply:

•	Any covenants that your prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default— Events of Default.”
Any right we have to redeem will survive covenant defeasance with regard to those debt securities.
If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is not cured, as described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	We do not pay the principal or any premium (including delivering any security or other property deliverable) on any debt security of that series at its stated maturity;

•	We do not pay interest on any debt securities of that series within 30 days after it becomes due and payable;

•	We do not deposit a sinking fund payment with regard to any debt securities of that series on its due date, but only if the payment is required in the applicable prospectus supplement;

•	We remain in breach of any other covenant we make in the debt indenture for the benefit of the debt securities of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of not less than 10% in principal amount of the relevant series of debt securities then outstanding;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to your series, that event of default occurs.
Remedies If an Event of Default Occurs
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

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Description of Debt Securities We May Offer
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the debt indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•	The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after the above steps have been taken.

•	During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all debt securities of your series.
You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.
We Will Give the Trustee Information About Defaults Annually
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt indenture and the debt securities, or else specifying any default under the debt indenture.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an

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Description of Debt Securities We May Offer
acceleration of the maturity of the debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Modification and Waiver of Covenants
There are three types of changes we can make to the debt indenture and the debt securities of any series.
Changes Requiring Each Holder’s Approval
First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of his or her debt security;

•	impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on his or her debt security;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the debt indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the debt indenture or to waive defaults; and

•	change the provisions of the debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval of Holders
The second type of change does not require any approval by holders of the debt securities of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the debt indenture after the changes take effect.
We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

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Description of Debt Securities We May Offer
Changes Requiring Majority Approval
Any other change to the debt indenture and the debt securities would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of 66 2/3 % in principal amount of the debt securities of that series.

•	If the change affects the debt securities of more than one series of debt securities issued under the debt indenture, it must be approved by the holders of 66 2/3 % in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).
In each case, the required approval must be given by written consent.
Majority approval would be required for us to obtain a waiver of any of our covenants in the debt indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the debt indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the debt indenture or the debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under the debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance— Full Defeasance”; or

•	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.
Special Series Voting Rights
We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the debt indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and would also be entitled to vote separately, as a series only. These special voting rights will be described in the applicable prospectus supplement. For a series that does not have these special rights, voting will occur as described in the

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Description of Debt Securities We May Offer
preceding section, but subject to any separate voting rights of any series having special rights. We may issue a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity. For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

•	For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.
Determining Record Dates for Action by Holders
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities
We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.
In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

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Description of Debt Securities We May Offer
If a debt security is issued as a global debt security, only the depositary— e.g., DTC, Euroclear and Clearstream— will be entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the debt security.
If any debt securities cease to be issued in global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.
Holders may exchange their debt securities for debt securities of smaller denominations (subject to the limit above) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payment Mechanics for Debt Securities
Who Receives Payments?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date

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Description of Debt Securities We May Offer
described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depositary).
Payment Dates and Regular Record Dates for Interest
Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply whether or not a particular record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.
How We Will Make Payments Due in U.S. Dollars
We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be

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Description of Debt Securities We May Offer
governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”
Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
How We Will Make Payments Due in Other Currencies
We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:
Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.
You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.
Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately

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Description of Debt Securities We May Offer
available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.
Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities. Except as described in the second to last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.
If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.
Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation

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Description of Debt Securities We May Offer
received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.
To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of debt securities. If some but not all of the relevant debt securities are LIBOR debt securities or EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt securities were LIBOR debt securities or EURIBOR debt securities.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.
For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.
The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the debt indenture.
The Euro. The euro may be a specified currency for some debt securities. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months thereafter, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31, 1998.
Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the debt indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is

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Description of Debt Securities We May Offer
a business day. The term business day has a special meaning, which we describe above under “—Payment Dates and Regular Record Dates for Interest.”
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
Settlement Mechanics
The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable prospectus supplement.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds debt securities issued by us and serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.
U.S. Bank Trust National Association is serving as the trustee for the debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under the debt indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

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Description of Warrants We May Offer
Please note that in this section entitled “Description of Warrants We May Offer,” references to UBS AG, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the trustee or warrant agent, as applicable, maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
We May Issue Many Series of Warrants
We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with other warrants or with our debt securities.
We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either the warrant indenture between UBS and U.S. Bank Trust National Association, or a warrant agreement, to be entered into before the first issuance of warrants under such warrant agreement, between UBS and a warrant agent to be named in the prospectus supplement applicable to the first series of warrants to be issued pursuant to such a warrant agreement. This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to all series of warrants. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Types of Warrants
We may issue any of the following types of warrants:
Debt Warrants
We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”
Universal Warrants
We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

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Description of Warrants We May Offer

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”
We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.
The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
Information In Your Prospectus Supplement
All Warrants
Your prospectus supplement will describe the specific terms of your warrant, which will include some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities; and

•	any other terms of the warrants.
If we issue warrants together with any other warrants or any debt securities, the applicable prospectus supplement will specify whether the warrants will be separable from the other securities before the warrants’ expiration date.
No holder of a warrant will have any rights of a holder of the warrant property purchasable under the warrant.

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Description of Warrants We May Offer
An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.”
We and our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer—Information in Your Prospectus Supplement.”
Debt Warrants
If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.
Universal Warrants
If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method for determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.
This Section Is Only a Summary
The warrant indenture or warrant agreement and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the warrant indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy of it. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

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Description of Warrants We May Offer
This section and your prospectus supplement summarize all the material terms of the warrant indenture or warrant agreement and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in this section and in your prospectus supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning for only the more important of those terms.
The Warrant Indenture
We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.
The warrants issued under the warrant indenture will be contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.
The warrant indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.
We May Issue Many Series of Warrants Under the Warrant Indenture
We may issue as many distinct series of warrants under the warrant indenture as we wish. This section summarizes terms of the warrants that apply generally to all series issued under the warrant indenture. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series.
Amounts That We May Issue
The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.
The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.
Expiration Date and Payment or Settlement Date
The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

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Description of Warrants We May Offer
Governing Law
The warrant indenture and the warrants issued under it will be governed by New York law.
Currency of Warrants
Amounts that become due and payable on your warrant will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “—Payment Mechanics for Warrants.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.
Redemption
We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.
If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.
If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.
If we exercise an option to redeem any warrant, we will give to the trustee and holders written notice of the redemption price of the warrant to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”
We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or cancelled.
Mergers and Similar Transactions
We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of warrants, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not UBS, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the warrants of that series and the warrant indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

•	Immediately after the transaction, no default under the warrants of that series has occurred and is continuing. For this purpose, “default under the warrants of that series” means an event of

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Description of Warrants We May Offer

default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”
If the conditions described above are satisfied with respect to the warrants of any series, we will not need to obtain the approval of the holder of those warrants in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non- Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.
Events of Default.  Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of warrants issued under the warrant indenture, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•	We remain in breach of any covenant we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur.

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.
Remedies If an Event of Default Occurs.  If an event of default occurs with respect to any series of warrants issued under the warrant indenture, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an

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indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant issued under the warrant indenture, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after the above steps have been taken.

•	During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.
You are, however, entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.
Waiver of Default.  The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.
We Will Give the Trustee Information About Defaults Annually.  We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default under the indenture.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Modification and Waiver of Covenants
There are three types of changes we can make to the warrant indenture and the warrants of any series issued under the warrant indenture.
Changes Requiring Each Holder’s Approval.  First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

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Description of Warrants We May Offer

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•	change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.
Changes Not Requiring Approval of Holders.  The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.
We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.
Changes Requiring Majority Approval.  Any other change to the warrant indenture and the warrants issued under the warrant indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•	If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The same majority approval would be required for us to obtain a waiver of any of our covenants in the warrant indenture. If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the warrant indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

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Description of Warrants We May Offer
Special Rules for Action by Holders
When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Warrants Are Eligible. Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if it has been called for redemption;

•	if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.
Determining Record Dates for Action by Holders. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.
Notices
Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
The Warrant Agreements
We may issue debt warrants and some universal warrants in one or more series and under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

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Description of Warrants We May Offer
We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.
Enforcement of Rights
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or other warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Modification and Waiver of Covenants
There are three types of changes we can make to the warrants of any series and the related warrant agreement.
Changes Requiring Each Holder’s Approval. We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant, except as permitted by the antidilution or other adjustment provisions of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.
Changes Not Requiring Approval of Holders. We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we

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Description of Warrants We May Offer
do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.
Changes Requiring Majority Approval. Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.
In each case, the required approval must be given in writing.
Mergers and Similar Transactions Are Permitted; No Restrictive Covenants or Events of Default
The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.
The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
Each warrant agreement and any warrants issued under the warrant agreement will be governed by New York law.
Form, Exchange and Transfer of Warrants
We will issue each warrant in global—i.e., book-entry—form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.
If a warrant is issued as a registered global warrant, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.
In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. If we issue a warrant in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

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Description of Warrants We May Offer
If any warrants cease to be issued in registered global form, then unless we indicate otherwise in your prospectus supplement, they will be issued:

•	only in fully registered form; and

•	in denominations of 100 warrants and any multiple of 100 warrants.
Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.
Holders of non-global warrants may exchange or transfer their warrants at the office of the trustee or warrant agent, as applicable. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee or warrant agent, as applicable, to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.
If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.
If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.
Payment Mechanics for Warrants
Who Receives Payment?
If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary.
How We Will Make Payments Due in U.S. Dollars
We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the

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Description of Warrants We May Offer
rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”.
Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.
Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.
How We Will Make Payments Due in Other Currencies
We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:
Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global warrants denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do make that election, you must notify the participant through which your interest in the global warrant is held of your election on or before the 16th day before the payment or settlement date. Your participant must, in turn, notify DTC of your election on or before the 12th DTC business day before the payment or settlement date.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payment to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.
Book-entry and other indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Warrants. Except as described in the second to last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to

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Description of Warrants We May Offer
us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.
If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.
Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee or warrant agent, as applicable, at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.
Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.
To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants. If some but not all of the relevant warrants are LIBOR warrants or EURIBOR warrants, the second preceding business day will be determined for this purpose as if none of those warrants were LIBOR warrants or EURIBOR warrants.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

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For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.
The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.
The Euro. The euro may be a specified currency for some warrants. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months after December 31, 2001, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31, 1998.
Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.
All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.
The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

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Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent for warrants issued under the warrant indenture. We must notify the trustee of changes in the paying agents for warrants issued under the warrant indenture.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee or warrant agent, as applicable, any other paying agent or anyone else.
Payment of Additional Amounts
A relevant jurisdiction may require UBS to withhold amounts from payments on a warrant for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the warrant to which you are entitled.
By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which warrants are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a warrant, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the warrant and the receipt of payments on it;

•	your status as an individual resident of a member state of the European Union;

•	a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

•	a change in law that becomes effective more than 30 days after a payment on the warrant becomes due and payable or on which the payment is duly provided for, whichever occurs later.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the warrant may describe additional circumstances in which UBS would not be required to pay additional amounts.
Calculation Agent
Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular warrant will name the institution that we have

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Description of Warrants We May Offer
appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.
The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or ..09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

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Legal Ownership and Book-Entry Issuance
In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who Is the Legal Owner of a Registered Security?
Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally

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required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and the obligations, if any, of any warrant agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What Is a Global Security?
We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

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Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.
The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

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Legal Ownership and Book-Entry Issuance
If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents also do not supervise the depositary in any way.

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it

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represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”
The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or warrant agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.
If a global security is terminated, only the depositary, and not we, the trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations for Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

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In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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Considerations Relating to Indexed Securities
We use the term “indexed securities” to mean debt securities and warrants whose value is linked to an underlying property or index, including equity, commodity and credit indexed securities and equity, commodity, currency and credit linked securities. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “U.S. Tax Considerations” for a discussion of U.S. tax matters.
Investors in Indexed Securities Could Lose Their Investment
The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.
The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security
The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.
If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” below for more information about these kinds of government actions.
An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment
Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant may vary

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Considerations Relating to Indexed Securities
substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.
The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.
An Index to Which a Security is Linked Could Be Changed or Become Unavailable
Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.
A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on a debt security or the settlement value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.
Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or their rates of return.
We May Engage in Hedging Activities That Could Adversely Affect an Indexed Security
In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

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Considerations Relating to Indexed Securities
Information About Indices May Not Be Indicative of Future Performance
If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.
We May Have Conflicts of Interest Regarding an Indexed Security
UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. UBS Securities LLC, UBS Financial Services Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.
UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

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Considerations Relating to Indexed Securities
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency
If you intend to invest in a non-U.S. dollar security—e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.
The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.
An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks
An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. When payments are made in the non-U.S. dollar currency, the total principal plus interest in that currency may be less than the initial principal invested on a U.S. dollar basis, if converted back into U.S. dollars at the then-current spot price, despite any interest or enhanced yield that may have been earned. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.
Changes in Currency Exchange Rates Can Be Volatile and Unpredictable
Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security
Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between

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Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency
the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.
Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.
Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency
Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available” and “Description of Warrants We May Offer—Payment Mechanics for Warrants—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.
We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates
Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.
In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk
Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

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Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency
In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Information About Exchange Rates May Not Be Indicative of Future Performance
If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

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Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency
U.S. Tax Considerations
Unless as otherwise stated in the applicable prospectus supplement, this section describes the material United States federal income tax consequences to United States holders, as defined below, of owning the debt securities. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to UBS. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	except as otherwise noted under “Backup Withholding and Information Reporting,” a person that is not a United States holder, as defined below.
This section deals only with debt securities that are in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue or that are in bearer form, as well as the restrictions on ownership for debt securities that are in bearer form, and the tax consequences of owning warrants will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.
Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

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Taxation of Debt Securities
This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering.
Payments of Interest
Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) constitutes income from sources outside the United States, but, with certain exceptions, interest paid or accrued in taxable years beginning before January 1, 2007 will be “passive” or “financial services” income, and interest paid or accrued in taxable years beginning after December 31, 2006 will, depending on your circumstances be “passive” or “general” income, which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit limitation.
Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Accrual Basis Taxpayers. If you are a taxpayer who uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.
When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars. However, you may not treat this ordinary income gain or loss as an adjustment to the interest income you receive.

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Original Issue Discount
General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”
In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made
divided by

•	the stated principal amount of the debt security.
Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your debt security and you may vary the length of each accrual period over the term of your debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the first or final day of an accrual period.
You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

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U.S. Tax Considerations
You must determine the debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your debt security that were not qualified stated interest payments.
If an interval between payments of qualified stated interest on your debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.
The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.
Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “General,” the excess is acquisition premium. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by

•	the excess of the sum of all amounts payable (other than qualified stated interest) on the debt security after the purchase date over the debt security’s adjusted issue price.
Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.
If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

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U.S. Tax Considerations
Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.
If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.
Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options of ours, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and,

•	in the case of an option or options that you hold, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.
If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.
If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.
Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “Debt Securities Purchased at a Premium,” or acquisition premium.
If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

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U.S. Tax Considerations
Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments that you currently hold or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.
Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total	•	your debt security’s is of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.
Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

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U.S. Tax Considerations
Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.
Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.
In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.
If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.
When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate

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U.S. Tax Considerations
that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.
When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.
Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.
Market Discount
You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount note if:

•	in the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•	in the case of all purchasers, the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, exceeds the price you paid for your debt security by at least 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt

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security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.
If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.
You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.
You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.
Debt Securities Purchased at a Premium
If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount— Election to Treat All Interest as Original Issue Discount.”
Purchase, Sale and Retirement of the Debt Securities
Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your debt security.
If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

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U.S. Tax Considerations
You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.
You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.
Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.
You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.
Exchange of Amounts in Other Than U.S. Dollars
If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.
Extendible Indexed and Other Debt Securities
The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to extendible debt securities, contingent foreign currency debt securities, debt securities the payments on which are determined by reference to the value of any index or stock and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.
Treasury Regulations Requiring Disclosure of Reportable Transactions
Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in, or linked to, a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

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U.S. Tax Considerations
Backup Withholding and Information Reporting
If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a debt security effected at a United States office of a broker.
Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.
In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption.
In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
Taxation of Warrants
U.S. tax considerations with respect to warrants will be discussed in an applicable prospectus supplement.

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Tax Considerations Under the Laws of Switzerland
General
Unless as otherwise stated in the applicable prospectus supplement, this section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment situated in Switzerland for Swiss tax purposes) of owning debt securities and warrants issued and booked by a non Swiss-branch of UBS AG, which has the status of a bank, and the proceeds from which are used outside Switzerland. This summary does not address the tax treatment of holders of the debt securities and warrants subject to special tax rules. It does also not address the tax treatment of Swiss investors (i.e., for investors who are residents of Switzerland or have a permanent establishment situated in Switzerland for Swiss tax purposes). The tax information set forth below is based on the opinion of Homburger, dated March 24, 2006, and has been approved by them for its accuracy.
The following is a summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities and warrants. The tax treatment for each debt-holder and warrant-holder depends on the particular situation. All investors and prospective investors are advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of debt securities and warrants.
Swiss Income and Wealth Tax
Holders of debt securities and warrants who are not residents of Switzerland and have no permanent establishment situated in Switzerland to which the debt securities and warrants are attributable or to which the debt securities and warrants belong will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the debt securities and warrants or the exercise of warrants.
Issuance Stamp Tax
Under the condition that UBS AG will book the debt securities and warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and the warrants in Switzerland, the issuance of the debt securities and warrants will not be a taxable event for Swiss issuance stamp tax purposes.
Withholding Tax
Under the condition that UBS AG will book the debt securities or warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and warrants in Switzerland, the payment of interest on and the redemption of debt securities or warrants and the exercise of warrants is not subject to Swiss withholding tax.
Securities Turnover Tax
Warrants that are not classified as debt securities for Swiss taxation purposes are out of scope of Swiss Turnover Tax.
In case the duration of the debt securities and the warrants that are classified as debt securities for Swiss taxation purposes is less than one year, a sale or purchase of the debt securities or the warrants that are classified as debt securities for Swiss taxation purposes is out of scope of Swiss turnover tax.

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Tax Considerations Under the Laws of Switzerland
In case the duration of the debt securities or the warrants classified as debt securities for Swiss tax purposes is more than one year, a sale or purchase of such debt securities and warrants may be subject to Swiss turnover tax if carried out through a Swiss securities dealer (as defined in the Stamp Tax Act) or if a Swiss securities dealer is a party to the transaction. Similarly, Swiss turnover tax may apply when a Swiss securities dealer is an intermediary or party to the physical delivery of the underlying upon the exercise of warrants. The Swiss securities dealer will usually impose half of the turnover tax of 0.3% on every contractual partner that is not a Swiss securities dealer unless the counterparties qualify for a special exemption from Swiss turnover tax (such as foreign investment funds, foreign pension institutions etc.). However, no securities turnover tax will be imposed on transactions that are not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party. A branch of UBS AG situated, or a subsidiary of UBS AG resident, outside Switzerland, which, in each case, is not a member of Swiss stock exchange, will not be a Swiss securities dealer under the Swiss Federal Tax Act.

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Tax Considerations Under the Laws of Switzerland
ERISA Considerations
If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you should review the fiduciary standards of ERISA and the plan’s particular circumstances before deciding to invest in the debt securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.
The following summary of certain ERISA considerations relevant to investing in the debt securities is subject to anything set forth in the applicable prospectus supplement relating to a particular offering of debt securities.
A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a Keogh plan for one or more self-employed persons, should also consider whether an investment in the debt securities could result in a prohibited transaction. ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Code with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Code and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.
We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of ERISA or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefits plan that is subject to ERISA and/or an individual retirement account or Keogh plan that is subject to the Code (each, a “plan”). The purchase of debt securities by a plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of debt securities by a plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any debt security on behalf of a plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto.
ERISA considerations with respect to warrants will be discussed in an applicable prospectus supplement.

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ERISA Considerations
Plan of Distribution
Plan of Distribution for the Initial Offer and Sale of Securities.
We plan to issue the securities under a distribution agreement with UBS Securities LLC and UBS Financial Services Inc., as the agents. We have filed a copy of the form of distribution agreement with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy of it. Subject to certain conditions, the agents would agree to use their reasonable efforts to solicit purchases of the securities. We would have the right to accept offers to purchase securities and may reject any proposed purchase of the securities. The agents may also reject any offer to purchase securities. We would pay the agents a commission on any securities sold through the agents. In accordance with the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”), in no situation will the commission exceed 8% of the principal amount of the securities.
We may also sell securities to the agents who will purchase the securities as principal for their own accounts. In that case, the agents will purchase the securities at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated maturity.
The agents may resell any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not sold at the initial offering price, the agents may change the offering price and the other selling terms.
We may also sell securities directly to investors. We will not pay commissions on securities we sell directly.
The agents, whether acting as agent or principal, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.
If the agents sell securities to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.
In connection with an offering, the agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.
These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

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Plan of Distribution
The purchase price of the securities will be required to be paid in immediately available funds in New York City, unless otherwise indicated in your prospectus supplement.
We may appoint agents other than or in addition to UBS Securities LLC and UBS Financial Services Inc. with respect to the securities. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS and may engage in transactions with and perform services for UBS in the ordinary course of business. UBS Securities LLC and UBS Financial Services Inc. may resell securities to or through another of our affiliates, as selling agents.
The securities are a new issue of securities, and there will be no established trading market for any security before its original issue date. We may or may not list the securities on a securities exchange or quotation system. We have been advised by UBS Securities LLC and UBS Financial Services Inc. that they intend to make a market in the securities. However, neither UBS Securities LLC, UBS Financial Services Inc. nor any of our other affiliates nor any other agent named in your prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.
UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as UBS Securities LLC or UBS Financial Services Inc. distributes an affiliated company’s securities. UBS Securities LLC and UBS Financial Services Inc. have advised UBS that this offering will comply with the applicable requirements of Rule 2720.
UBS Securities LLC and UBS Financial Services Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.
Market-Making Resales by Affiliates
This prospectus may be used by UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, each of UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Securities LLC, UBS Financial Services Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless UBS or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

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Plan of Distribution
Matters Relating to Initial Offering and Market-Making Resales
In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

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Plan of Distribution
Validity of the Securities
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for UBS AG by Sullivan & Cromwell LLP as to matters of New York law and by Homburger as to matters of Swiss law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.
Experts
The consolidated balance sheets of UBS AG at December 31, 2005 and 2004 and the related consolidated statements of income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2005 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Risk Factors	S-9
Hypothetical Historical Basket Level	S-16
Value of the Notes	S-20
Specific Terms of the Notes	S-21
Use of Proceeds and Hedging	S-28
Capitalization of UBS	S-29
Supplemental U.S. Tax Considerations	S-30
ERISA Considerations	S-33
Supplemental Plan of Distribution	S-34

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Statements	5
Incorporation of Information About UBSAG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

100% Principal
Protection Notes

UBS AG $7,101,140 Notes
linked to an Asian Currency Basket
due January 29, 2010

Prospectus Supplement

January 28, 2008
(To Prospectus dated March 27, 2006)

UBS Financial Services Inc.
UBS Investment Bank